Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 10, 2025, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2025 as filed with the Securities and Exchange Commission.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
April 8, 2026